EXHIBIT 99-1C
                       ARTICLES SUPPLEMENTARY
                                 OF
                     MANULIFE SERIES FUND, INC.


  A.   Article  V of the  Corporation's Articles of Incorporation

  as supplemented by  Articles Supplementary  is supplemented  as follows:

       In  addition  to   the  eight  classes  of   common  stock

  previously authorized,  the Corporation  may issue one  hundred million (100,000,000)  shares of  its authorized common  stock,

  par  value of  one  cent ($0.01)  per  share, in  the following class of common  stock,  such  class comprising  the number  of shares  and having the designation indicated, subject, however,

  to the  authority of  the Board  of Directors  to increase  and decrease the number of shares of such class:

            Class                         Number of Shares

  Equity Index Fund Common Stock               100,000,000

  The  powers,   preferences  and   rights  and   qualifications,

  limitations and  restrictions of  each such  class shall be  as set  forth in Article  V(c) of  the Articles  of Incorporation.

  As provided in  Article V of the Articles of Incorporation, the

  Board of Directors  may change  the designation  of any  class,

  may increase or  decrease  the number  of shares of any  class,

  provided that the number  of shares of  any class shall not  be decreased by the  Board of Directors below the number of shares thereof  then  outstanding,  and  may reclassify  any  unissued shares into one  or more classes  that may  be established  and designated from time to time.
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  B.   As  provided   in  Article   V(c)  of   the  Articles   of

  Incorporation, the  class designated  Equity Index Fund  Common

  Stock shall have  the following powers, preferences  and rights and qualifications, restrictions and limitations:

            (1)  ASSETS  BELONGING TO A CLASS.  All consideration

  received by the Corporation for the issue or sale of  shares of a  particular  class, together  with all  assets in  which such consideration is invested or reinvested,  all income, earnings,

  profits and  proceeds thereof,  including any proceeds  derived from the sale,  exchange or liquidation of such assets, and any funds  or  payments  derived  from  any  reinvestment  of  such proceeds  whatever  form  the same  may  be  shall  irrevocably belong to  that class  for all  purposes, subject  only to  the rights of  creditors, and shall  be so recorded  upon the books and accounts of  the Corporation.  Such  consideration, assets,

  income, earnings,  profits and proceeds thereof,  including any proceeds  derived from  the sale,  exchange  or liquidation  of

  such assets,  and  any funds  or  payments  derived from    any

  reinvestment of such proceeds,  in whatever  form the same  may be, together with  any General Items allocated to that class as provided in the following sentence, are herein referred to as

  "assets belonging to" that class.  In the  event that there are any assets, income, earnings, profits,  proceeds thereof, funds or payments which  are not readily identifiable as belonging to any  particular  class  (collectively  "General  Items"),  such

  General  Items shall be allocated  by or  under the supervision of  the Board of Directors to and among  any one or more of the
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  classes established and designated  from time  to time in  such manner and  on such  basis as the  Board of  Directors, in  its sole  discretion, deems  fair and  equitable,  and any  General

  Items so allocated to a  particular class shall belong  to that

  class.   Each such allocation  by the Board  of Directors shall

  be conclusive and binding for all purposes.

            (2)  LIABILITIES BELONGING  TO A CLASS.   The  assets

  belonging  to each particular class  shall be  charged with the liabilities of  the Corporation  in respect  of that class  and all expenses, costs, charges and  reserves attributable to that class, and  any general  liabilities, expenses,  costs, charges

  or  reserves   of  the  Corporation   which  are  not   readily

  identifiable  as belonging  to any  particular  class shall  be allocated and charged  by or under the supervision of the Board of  Directors to  and  among any  one  or more  of the  classes established and  designated from time  to time in  such  manner and  on such  basis  as the  Board of  Directors,  in its  sole

  discretion,  deems  fair  and  equitable.    The   liabilities,

  expenses, costs, charges and reserves  allocated and so charged to a  class are  herein referred  to as "Liabilities  belonging

  to"  that class.   Each  allocation  of liabilities,  expenses,

  costs, charges  and reserves by  the  Board  of Directors shall be conclusive and binding for all purposes.

            (3)  DIVIDENDS.    The Board  of  Directors may  from

  time  to time  declare and  pay dividends  or distributions, in stock or in  cash, on any or  all classes of stock,  the amount of such  dividends and  distributions and  the payment of  them
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  being  wholly  in the  discretion  of the  Board  of Directors.

  Dividends  may be  declared daily  or otherwise  pursuant to  a standing resolution  or resolutions adopted  only once or  with such  frequency as the Board of  Directors may determine, after providing for actual and accrued  liabilities belonging to that

  class.    All   dividends  or  distributions  on  shares  of  a

  particular class shall  be paid only  out of  surplus or  other lawfully available assets determined by  the Board of Directors as belonging to such class.  The Board of Directors shall  have the power, in  its sole discretion, to distribute in any fiscal year as dividends,  including dividends designated in  whole or in part as capital gains  distributions, amounts sufficient, in

  the   opinion  of  the  Board  of   Directors,  to  enable  the

  Corporation  to qualify  as  a   regulated  investment  company

  under the Internal  Revenue Code of  1986, as  amended, or  any

  successor  or   comparable  statute  thereto,  and  regulations

  promulgated  thereunder,  and   to  avoid  liability  for   the

  Corporation for  Federal income  tax in  respect of that  year.

  In furtherance, and  not in limitation of the foregoing, in the event that  a class  of shares  has a  net capital  loss for  a fiscal year. and  to the extent that  a net capital loss  for a fiscal year offsets net capital  gains from one or more of  the

  other  classes,   the  amount  to   be  deemed  available   for

  distribution to the  class or classes with the net capital gain may be reduced by the amount offset.

            (4)  LIQUIDATION.  In  the event  of the  liquidation

  of  the  Corporation  or  of  the   assets  attributable  to  a
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  particular  class, the shareholders of each class that has been established and  designated and  is being  liquidated shall  be entitled  to receive, as  a class, when and  as declared by the

  Board of Directors,  the excess of the assets belonging to that

  class  over  the  liabilities  belonging to  that  class.   The

  holders of  shares of any  class shall not  be entitled thereby

  to any distribution upon liquidation  of any other class.   The

  assets so distributable  to the shareholders of  any particular

  class  shall   be  distributed   among  such  shareholders   in

  proportion  to the number of shares of  that class held by them and recorded on  the books of the Corporation.  The liquidation of assets  attributable to any particular  class in which there are shares  then outstanding  may be  authorized by  vote of  a majority of the Board of  Directors then in office,  subject to

  the  approval   of  a  majority   of  the  outstanding   voting

  securities of that class, as defined in  the Investment Company

  Act of 1940,  as amended or any successor or comparable statute

  thereto.   In the event that  there are any  general assets not

  belonging to any particular  class of  stock and available  for distribution, such  distribution shall  be made  to holders  of

  stock of various   classes in such  proportion as the  Board of

  Directors   determines  to  be fair  and  equitable,  and  such

  determination by   the  Board of Directors  shall be conclusive

  and binding for all purposes.

  C.   The  classification  of  the  Corporation's  common  stock described above  was made by  action of the  Board of Directors pursuant to  authority contained in  Article V of the  Articles
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  of Incorporation.

       IN WITNESS  WHEREOF, the undersigned officers  of MANULIFE

  SERIES  FUND,  INC.  hereby  execute  the   foregoing  Articles

  Supplementary and  acknowledge the same  to be the  act of this

  Corporation and further acknowledge that, to the best  of their knowledge, the matters  and facts set forth therein are true in all material respects under the penalties for perjury.

     DATED the 16th day of November, 1995.




                                          /s/ Donald A. Guloien
                                           Donald A. Guloien
                                            President

  Attested:

            [seal]
  /s/ Sheri L. Kocen
  _____________________
           Secretary
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